Exhibit 99.1
DATE: May 4, 2010
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS STARTS 2010 WITH STRONG FIRST QUARTER PERFORMANCE
•	First quarter sales of $134.9 million grows 9.1% over prior year and exceeds Company guidance

•	Non-GAAP adjusted EPS of $0.29 grows 16% over prior year; GAAP EPS of $0.27 up 17% over prior year

•	Solid cash generation results in debt reduction of nearly $46 million in the quarter
MINNEAPOLIS, May 4, 2010 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported revenue of $134.9 million for the first quarter of 2010, a 9.1 percent increase over sales of $123.6 million in the comparable quarter of 2009. The weakening of the U.S. dollar compared to the first quarter of 2009 positively affected revenue comparisons for the quarter by $2.6 million. Adjusting for this impact of foreign currency, results in first quarter revenue growth of 7.1 percent over the same period last year. The first quarter revenue of $134.9 million exceeds the Company’s guidance of $127 to $131 million. On a GAAP basis, the Company reported first quarter 2010 net income of $20.7 million, or $0.27 per share, compared to net income in the same period last year of $17.1 million, or $0.23 per share. Included in the first quarter 2010 net income was a $7.7 million pre-tax gain on the sale of the Her Option ® global endometrial ablation product line. Included in the first quarter 2009 net income was a $4.6 million pre-tax gain on the early extinguishment of approximately $27 million of convertible senior subordinated notes.
The Company reported strong non-GAAP adjusted earnings per share performance in the first quarter of 2010 of $0.29 per share compared to $0.25 per share in the comparable period last year. This exceeds the Company’s non-GAAP adjusted earnings per share guidance of $0.23 to $0.26 for the first quarter. Non-GAAP adjusted earnings per share excludes the impact of the amortization of intangible assets and amortization of financing costs, both significant non-cash items affecting comparability to other companies. The non-GAAP adjusted net income for the first quarter of 2010 also excludes the gain on the sale of the Her Option ® product line during the quarter. The first quarter of 2009 non-GAAP adjusted net income excludes the gain on the early extinguishment of convertible notes.
Men’s Health sales of $64.5 million in the first quarter, represented an increase of 8.4 percent on a reported basis compared to the same quarter last year, and grew 6.2 percent on a constant currency basis. Record performance in the erectile restoration product line was the driver for this strong performance, offset by flat revenue on a constant currency basis in male continence in the first quarter. The BPH therapy business increased 2.1 percent on a reported basis, with revenue consistent with last year on a constant currency basis, at $25.9 million during the quarter, with growth in the U.S. and Asia Pacific/Latin America geographies muted by declines in Europe. The Women’s Health business, excluding the Her Option® product line, which was sold during the quarter, increased 17.8 percent on a reported basis and 15.8 percent on a constant currency basis to $42.7 million in the first quarter. Pelvic Floor Repair had its strongest growth quarter yet, driven by the launch of Elevate® anterior in mid-2009. This strong growth was partially offset by relatively flat female continence product sales in the quarter. Revenue from uterine

American Medical Systems
May 4, 2010

health of $1.8 million includes approximately $1.2 million in revenue prior to the sale of the Her Option ® product line in February 2010, in addition to $0.6 million in revenue from the product supply agreement with CooperSurgical, Inc., as part of the divestiture agreement.
“I am pleased to begin 2010 with a very strong first quarter, particularly driven by a continuing trend of robust performance in our erectile restoration and pelvic floor repair product lines,” noted Tony Bihl, Chief Executive Officer. “Despite slower than anticipated growth in our continence product lines, we exceeded our overall revenue expectations, driven by 10.7% growth in U.S sales, reflecting the strength of our product offering and recent investments in the U.S. sales and marketing organization.” Mr. Bihl continued, “Solid operational performance, along with the successful divestiture of the Her Option ® product line allowed us to reduce debt nearly $46 million in the quarter, bringing our outstanding debt to under $400 million at the end of the first quarter.”
Outlook
The Company narrowed the range of its full year 2010 revenue guidance to $544 to $560 million from previous guidance in the range of $540 to $560 million. Second quarter revenue guidance is in the range of $135 to $139 million. This guidance assumes foreign currency exchange rates remain constant with current rates.
Consistent with 2009, the Company has two significant non-cash charges in GAAP earnings that create inconsistencies in comparisons to many other companies; amortization of financing costs and amortization of intangible assets. Accordingly the Company guides to non-GAAP adjusted earnings per share, which the Company defines as GAAP earnings per share excluding the impact of amortization of intangible assets and amortization of financing costs.
Reflecting the strong earnings performance experienced in the first quarter, the Company increased its full year 2010 non-GAAP adjusted earnings per share guidance to $1.19 to $1.27 from its earlier guidance of $1.16 to $1.24. Second quarter non-GAAP adjusted earnings per share guidance is in the range of $0.29 to $0.31. Both the full year and second quarter guidance exclude the impact of amortization of intangible assets which is approximately $0.02 and $0.10 for the second quarter and full year 2010, respectively, and amortization of financing costs which is approximately $0.03 and $0.11 for the second quarter and full year 2010, respectively. Guidance for both periods excludes the impact of any unusual non-recurring items that could occur, such as gain or loss on early debt extinguishments, sale of non-strategic assets or IPRD charges on milestone payments related to prior acquisitions.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), management provides non-GAAP adjusted net income, non-GAAP adjusted earnings per share and constant currency revenue growth rates because management believes that in order to properly understand the Company’s short-term and long-term financial trends and for purposes of comparability to other companies, investors may wish to consider the impact of certain adjustments (such as gain on extinguishment of debt, gain on sale of non-strategic assets, IPRD charges, amortization of intangible assets, amortization of financing costs and related income tax adjustments and the impact of foreign currency translation on reported revenue). These adjustments result from facts and circumstances (such as acquisition and business development activities and other non-recurring items) that vary in frequency and impact on the Company’s results of operations, represent significant items, which when excluded provide a useful measure to determine the health of the business and earnings by the business before

American Medical Systems
May 4, 2010

significant non-cash charges or in the case of foreign currency translation, are highly variable and difficult to predict. Management uses non-GAAP adjusted net income, non-GAAP adjusted earnings per share and constant currency revenue growth rates to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.
A reconciliation of net income and revenue growth rate percentages, the GAAP measure most directly comparable to non-GAAP adjusted earnings per share and constant currency revenue growth rates, respectively, are provided on the attached schedules.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
Earnings Call Information
American Medical Systems will host a conference call on Tuesday, May 4, 2010 at 5:00 p.m. eastern time to discuss its first quarter results and guidance for the second quarter. Those without internet access may join the call from within the U.S. by dialing 888-263-1724; outside the U.S., dial 706-679-3821.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and will be available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure incontinence, erectile dysfunction, benign prostate hyperplasia (BPH), pelvic floor repair and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 335,000 patients in 2009.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; healthcare reform legislation in the U.S.; successfully managing debt leverage and related credit facility financial covenants; current worldwide economic conditions and the impact on operations of the disruption in global financial markets; factors impacting the stock market and share price and its impact on the dilution of convertible securities; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility;

American Medical Systems
May 4, 2010

clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2009 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
May 4, 2010

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	April 3, 2010	April 4, 2009
	(Unaudited)	(Unaudited)
Net sales	$134,926	$123,638
Cost of sales	21,027	23,342

Gross profit	113,899	100,296

Operating expenses
Marketing and selling	48,197	43,348
Research and development	13,509	12,811
General and administrative	12,690	10,779
Amortization of intangibles	3,047	3,265

Total operating expenses	77,443	70,203

Operating income	36,456	30,093

Other (expense) income
Royalty income	308	933
Interest expense	(3,954)	(5,410)
Amortization of financing costs	(3,693)	(3,981)
Gain on extinguishment of debt	—	4,562
Gain on sale of non-strategic assets	7,719	—
Other (expense) income	(516)	655

Total other (expense) income	(136)	(3,241)

Income before income taxes	36,320	26,852

Provision for income taxes	15,662	9,772

Net income	$20,658	$17,080

Net income per share
Basic net income	$0.28	$0.23
Diluted net income	$0.27	$0.23

Weighted average common shares used in calculation
Basic	75,117	73,691
Diluted	76,270	74,018

American Medical Systems
May 4, 2010

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	April 3, 2010	January 2, 2010
	(Unaudited)
Assets
Current assets
Cash and short term investments	$59,865	$50,538
Accounts receivable, net	93,390	102,590
Inventories, net	30,903	30,276
Other current assets	22,237	20,937

Total current assets	206,395	204,341

Property, plant and equipment, net	42,866	44,120
Goodwill and intangibles, net	781,579	792,467
Other long term assets	5,858	6,223

Total assets	$1,036,698	$1,047,151

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$11,043	$9,114
Accrued liabilities and taxes	60,226	62,151

Total current liabilities	71,269	71,265

Debt and other long term liabilities	388,432	430,527

Total liabilities	459,701	501,792

Stockholders’ equity	576,997	545,359

Total liabilities and stockholders’ equity	$1,036,698	$1,047,151

American Medical Systems
May 4, 2010

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	April 3, 2010	April 4, 2009
Cash flows from operating activities
Net income	$20,658	$17,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including deferred financing costs	9,264	9,684
Gain on extinguishment of debt	—	(4,562)
Gain on sale of non-strategic assets	(7,719)	—
Stock-based compensation	1,829	2,216
Other adjustments, including changes in operating assets and liabilities	2,576	3,790

Net cash provided by operating activities	26,608	28,208

Cash flows from investing activities
Purchase of property, plant and equipment	(1,314)	(1,108)
Purchase of other intangibles	(693)	—
Purchase of short-term investments, net of redemptions	(17,704)	3,376
Sale of non-strategic asset	20,186	—
Other cash flows from investing activities	783	680

Net cash provided by investing activities	1,258	2,948

Cash flows from financing activities
Payments on senior secured credit facility	(45,719)	(8,585)
Repurchase of convertible senior subordinated notes	—	(21,125)
Other cash flows from financing activities	9,560	918

Net cash used in financing activities	(36,159)	(28,792)

Effect of currency exchange rates on cash	(165)	520

Net (decrease) increase in cash and cash equivalents	(8,458)	2,884

Cash and cash equivalents at beginning of period	30,670	11,642

Cash and cash equivalents at end of period	$22,212	$14,526

American Medical Systems
May 4, 2010

American Medical Systems Holdings, Inc.
Selected Sales Information and Constant Currency Growth Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended		Constant Currency Growth Reconciliation (a)
					Percent Growth at
	April 3, 2010	April 4, 2009	Percent Growth	Currency Impact	Constant Currency
Sales
Men’s health	$64,480	$59,459	8.4%	$1,330	6.2%
BPH therapy	25,911	25,389	2.1%	513	0.0%
Women’s health	42,748	36,300	17.8%	708	15.8%
Uterine health (b)	1,787	2,490	-28.2%	—	-28.2%

Total	$134,926	$123,638	9.1%	2,551	7.1%

Geography
United States	$96,523	$87,180	10.7%	$—	10.7%
United States-Uterine health (b)	1,787	2,490	-28.2%	—	-28.2%
International	36,616	33,968	7.8%	2,551	0.3%

Total	$134,926	$123,638	9.1%	2,551	7.1%

Percent of total sales
Men’s health	48%	48%
BPH therapy	19%	21%
Women’s health	32%	29%
Uterine health (b)	1%	2%

Total	100%	100%

Geography
United States	73%	73%
International	27%	27%

Total	100%	100%

(a)	To calculate the currency impact on revenue growth rates, the Company compares each period’s sales, assuming no fluctuation in foreign currency exchange rates between periods. The generally accepted accounting principle (GAAP) measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue.

(b)	The uterine health product line, Her Option ® was sold in February, 2010. Revenues in the first quarter of 2010 consist of end-customer revenue earned prior to the date of sale, in addition to revenue earned as part of the product supply agreement, which was part of the divestiture agreement with CooperSurgical, Inc.

American Medical Systems
May 4, 2010

American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income to Non-GAAP Adjusted Net Income
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	April 3, 2010	April 4, 2009
Net income, as reported	$20,658	$17,080
Adjustments to net income:
Amortization of intangibles (a)	3,047	3,265
Amortization of financing costs (b)	3,693	3,981
Gain on extinguishment of debt (c)	—	(4,562)
Gain on sale of non-strategic assets (d)	(7,719)	—
Tax effect of adjustments to net income (e)	2,533	(977)

Non-GAAP adjusted net income	$22,212	$18,787

Net income per share
Basic	$0.28	$0.23
Diluted	$0.27	$0.23
Non-GAAP adjusted earnings per share
Basic	$0.30	$0.25
Diluted	$0.29	$0.25
Weighted average common shares used in calculation:
Basic	75,117	73,691
Diluted	76,270	74,018

(a)	Consists of amortization of intangible assets, primarily developed and core technology.

(b)	Consists of amortization of financing costs on our convertible senior subordinated notes and senior secured credit facility.

(c)	Relates to the gain on retiring approximately $27 million of convertible senior subordinated notes.

(d)	Relates to the gain on the sale of the Her Option® Global Endometrial Ablation product line.

(e)	Includes the tax effect of each of the above items in each of the periods.

American Medical Systems
May 4, 2010

American Medical Systems Holdings, Inc.
Selected 2009 Sales Information
(Unaudited)
(In thousands)

	Three Months Ended
					Year Ended
	April 4, 2009	July 4, 2009	October 3, 2009	January 2, 2010	January 2, 2010
Sales
Men’s health	$59,459	$56,965	$54,666	$63,504	$234,594
BPH therapy	25,389	28,084	27,686	33,309	114,468
Women’s health	36,300	38,469	38,848	45,750	159,367
Uterine health (a)	2,490	2,870	2,031	3,450	10,841

Total	$123,638	$126,388	$123,231	$146,013	$519,270

Geography
United States	$89,670	$89,404	$92,262	$102,562	$373,898
International	33,968	36,984	30,969	43,451	145,372

Total	$123,638	$126,388	$123,231	$146,013	$519,270

Percent of total sales
Men’s health	48%	45%	44%	43%	45%
BPH therapy	21%	22%	22%	23%	22%
Women’s health	29%	30%	32%	31%	31%
Uterine health (a)	2%	2%	2%	2%	2%

Total	100%	100%	100%	100%	100%

Geography
United States	73%	71%	75%	70%	72%
International	27%	29%	25%	30%	28%

Total	100%	100%	100%	100%	100%

(a)	The uterine health product line, Her Option ® was sold in February, 2010. Net sales related to Her Option® for each quarter in fiscal year 2009, and annual net sales for fiscal year 2009, are reflected in the table above.